UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Midway Lane, Smyrna, Tennessee		37167
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 461-1276

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Succession

On April 14, 2021, Douglas B. Woodworth, Chief Financial Officer of Steel Connect, Inc. (the “Company”), informed the Company of his decision to step down from his position with the Company, Steel Partners Holdings L.P. (“Steel Partners”) and their respective subsidiaries, effective April 18, 2021. Mr. Woodworth will remain employed in an advisory role to assist with his transition through April 30, 2021 (the “Separation Date”). The Company thanks Mr. Woodworth for his contributions.

On April 15, 2021, Jason Wong was appointed as the Company’s Chief Financial Officer, effective upon Mr. Woodworth’s departure from such role on April 18, 2021. Mr. Wong was most recently with Tiffany & Co. where he was Vice President – Treasurer & Investor Relations. Prior to Tiffany & Co., Mr. Wong was with Newell Brands Inc./Jarden Corp. as the Chief Administrative Officer for Europe. He holds an MBA from Columbia University, a Bachelor of Science in Economics and a Bachelor of Arts in Biological Bases of Behavior, both from the University of Pennsylvania.

There are no transactions in which Mr. Wong has an interest requiring disclosure under Item 404(a) of Regulation S-K, and he has no reportable family relationships under Item 401(d) of Regulation S-K or any arrangement or understanding with any person with respect to his appointment as an officer.

Incoming Chief Financial Officer Compensation

In connection with his appointment, the Compensation Committee of the board of directors of Steel Partners’ general partner (the “Compensation Committee”) approved Mr. Wong's annual base salary of $400,000. Mr. Wong will be employed by Steel Services, Ltd. (“Steel Services”), a wholly-owned subsidiary of Steel Partners which provides certain services to Steel Partners and the Company, including CFO services. Mr. Wong will be entitled to participate in the Steel Partners short-term and long-term incentive plans, with an annual short-term incentive target award equal to 50% of Mr. Wong’s annual base salary, prorated to his start date, and an opportunity to earn up to 50% of his annual base salary in long-term incentives. The Compensation Committee also awarded Mr. Wong 5,000 restricted common units, $0 par, of Steel Partners, vesting on the second anniversary of the grant date. In addition, Mr. Wong will be eligible to participate in all other employee benefit plans and compensation programs that Steel Partners maintains for its salaried employees and executive officers.

Departing Chief Financial Officer Compensation

In connection with his departure, Mr. Woodworth and Steel Services entered into a separation and general release agreement, dated April 18, 2021 (the “Separation Agreement”), which governs all compensation payable to Mr. Woodworth for services to the Company, Steel Partners and their respective subsidiaries. The Separation Agreement is described in the Current Report on Form 8-K of Steel Partners Holdings L.P. filed on April 19, 2021, which is incorporated by reference herein and which description is further qualified in its entirety by reference to the text of the Separation Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 19, 2021, the Company issued a press release announcing Mr. Wong’s appointment as Mr. Woodworth’s successor, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated April 17, 2021, between Steel Services Ltd. and Douglas B. Woodworth.
99.1	Press release of Steel Connect, Inc. dated April 19, 2021 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 19, 2021	Steel Connect, Inc.

	By:	/s/ Joseph R. Martin
Name: Joseph R. Martin
Title: General Counsel